Contacts

- **Company:**
  Allen Tang, Ph.D., MBA, Assistant to the CEO
  Phone: +86-158-21225642
  E-mail: allen.y.tang@gmail.com

- **Investor Relations:**
  Hayden Communications International, Inc.
  Matt Hayden
  Phone: +1-516-245-5155
  E-mail: matt.hayden@hcinternational.net